UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DOLE FOOD COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	99-0035300
(Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

One Dole Drive
Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock,
Par Value $0.001 Per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-161345
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.   Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), required by this Item is contained in the Registrant’s registration statement on Form S-1 (Registration No. 333-161345) initially filed with the Securities and Exchange Commission on August 14, 2009, as amended and as may be subsequently amended from time to time (the “Registration Statement”), under the caption “Description of Capital Stock,” and is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, including with respect to the Registration Statement, shall also be deemed to be incorporated herein by reference.
Item 2.   Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOLE FOOD COMPANY, INC.
Date: October 20, 2009	By:	/s/ C. Michael Carter
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary